DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
               SERIES C CONVERTIBLE PARTICIPATING PREFERRED STOCK
                                       OF

                               PHARMOS CORPORATION




                            I. DESIGNATION AND AMOUNT

     The designation (this "Certificate of Designation") of this series, which consists of ten thousand (10,000) shares of Preferred Stock of Pharmos Corporation, a Nevada corporation (the "Company"), is the Series C Convertible Participating Preferred Stock (the "Preferred Stock") and the stated value shall be One Thousand Dollars ($1,000.00) per share (the "Face Amount").

                                  II. DIVIDENDS

     The Preferred Stock will bear no dividends.

                            III. CERTAIN DEFINITIONS

     For purposes of this Certificate of Designation, the following terms shall have the following meanings:

     A. "Bankruptcy Event" shall mean any one or more of the following: (i) the commencement of any voluntary proceeding by the Company seeking entry of an order for relief under Title 11 of the United States Code or seeking any similar or equivalent relief under any other applicable federal or state law concerning bankruptcy, insolvency, creditors' rights or any similar law; (ii) the making by the Company of a general assignment for the benefit of its creditors; (iii) the commencement of any involuntary proceeding respecting the Company seeking entry of an order for relief against the Company in a case under Title 11 of the United States Code or seeking any similar or equivalent relief under any other applicable federal or state law concerning bankruptcy, insolvency, creditors' rights or any similar law, which proceeding is not dismissed within sixty (60) days after its commencement; (iv) entry of a decree or order respecting the Company by a court having competent jurisdiction, which decree or order (x) results in the appointment of a receiver, liquidator, assignee, examiner, custodian, trustee, sequestrator (or other similar official) for the Company or for any substantial part of its property or (y) orders the winding up, liquidation,



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dissolution, reorganization, arrangement, adjustment, or composition of the
Company or any of its debts; (v) the voluntary appointment by the Company of a receiver, liquidator, assignee, examiner, custodian, trustee, sequestrator (or other similar official) for the Company or for any substantial part of its property; (v) the bringing of an involuntary action for the appointment of a receiver, liquidator, assignee, examiner, custodian, trustee, sequestrator (or other similar official) for the Company or for any substantial part of its property which is not dismissed within sixty (60) days or which results in an adjudication or appointment or an order for relief; (vi) the failure by the Company to pay, or its admission in writing of its inability to pay, its debts generally as they become due; (vii) the exercise by any creditor of any right in connection with an interest of such creditor in any substantial and material part of the Company's property, including, without limitation, foreclosure upon all or any such part of the Company's property, replevin, or the exercise of any rights or remedies provided under the Uniform Commercial Code with regard thereto; (viii) the calling by the Company of a general meeting of its creditors or any portion of them; (ix) the failure by the Company to file an answer or other pleading denying the material allegations of any proceeding described herein that is filed against it; and (x) the consent by the Company to any of the actions, appointments, or proceedings described herein or the failure of the Company to contest in good faith any such actions, appointments, or proceedings.

     B. "Closing Bid Price" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to holders of the Preferred Stock (each, a "Holder") then holding a majority of the then outstanding shares of Preferred Stock ("Majority Holders") if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Company.

     C. "Conversion Date" means, for any Optional Conversion, the date specified in the notice of conversion (the "Notice of Conversion"), so long as the copy of the Notice of Conversion is faxed (or delivered by other means) to the Company's Attorney (as defined below) (with a copy to the Company) before 6:00 p.m., Eastern time, on the Conversion Date indicated in the Notice of Conversion. If the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the business day following the date on which the Notice of Conversion is faxed (or delivered by other means). The Conversion Date for the Required Conversion at Maturity shall be the Maturity Date (as such terms are defined herein). Copies of Notices of Conversion delivered to the Company shall be delivered to Pharmos Corporation, 33


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Wood Avenue South, Suite 466, Iselin, New Jersey 08330 (Facsimile No.:
732-603-3532). "Company's Attorney" shall mean Mr. Adam Eilenberg at Ehrenreich, Eilenberg, Krause & Zivian, LLP, 11 East 44th Street, 17th Floor, New York, New York 10017 (Facsimile No.: 212-986-2399), or such other attorney as Holders are notified of in writing from time to time by the Company.

     D. "Conversion Price" means, with respect to any Conversion Date occurring
(i) during the period ending one hundred and eighty (180) days following the date of original issuance of the Preferred Stock (the "Initial Conversion Period"), the Variable Conversion Price, and (ii) after the Initial Conversion Period, the lower of the Fixed Conversion Price and the Variable Conversion Price, subject to adjustment as provided herein.

     E. "Fixed Conversion Price" means one hundred and twenty percent (120%) of the average of the Closing Bid Prices of the common stock, $.03 par value per share, of the Company (the "Common Stock") for the trading days beginning on the date which is one hundred and fifty-one (151) days, and ending on the date which is one hundred and eighty (180) days, following the First Closing (as defined in the Securities Purchase Agreement) (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such period)

     F. "Premium" means 1000 x (N/365) x (.05).

          N = the number of days from the applicable Closing to, and including, the Conversion Date.

     G. "Low Trade Price" means, for any security as of any date, the lowest trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the low reported trade price of such security in the over-the-counter market on the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the low trade price of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc.

     H. "Variable Conversion Price" means, as of any Conversion Date, 90% of the average of the Low Trade Prices of the Common Stock for the five (5) consecutive trading days ending on the trading day immediately preceding the Conversion Date (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during the such five (5) trading day period), subject to adjustment as provided herein.

     I. "NASDAQ Trigger Date" means the fifth (5th) day of any five consecutive trading days during which the number of shares of Common Stock issuable upon conversion of all shares of Preferred Stock and upon the issuance of the Warrant Shares (as defined in the Securities Purchase Agreement (as defined below)) exceeds sixty-six and two-thirds percent (66 2/3%) of the Cap Amount (as herein defined).

                                 IV. CONVERSION

     A. Conversion at the Option of the Holder. Subject to the limitations on conversions contained in Section IV.G, each Holder may, at any time and from time to time beginning on the earlier of (i) the sixtieth (60th) day after the First Closing, (ii) the effectiveness of a registration statement of the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively the "Securities Act") as contemplated by the Registration Rights Agreement, (iii) the occurrence of a material adverse change or development in the business, properties, operations, financial condition, operating results or prospects of the Company and its subsidiaries, taken as a whole on a consolidated basis (a "Material Adverse Change"), (iv) the occurrence of a Bankruptcy Event, and (v) the occurrence of a Redemption Event (as herein defined) convert (an "Optional Conversion") any or all of its shares of Preferred Stock into a number of fully paid and non-assessable shares of Common Stock determined, for each share of Preferred Stock so to be converted, in accordance with the following formula:


                                (Premium + 1000)
                               ------------------
                                Conversion Price

     B. Mechanics of Conversion. In order to effect an Optional Conversion, a Holder shall fax (or otherwise deliver) a copy of the fully executed Notice of Conversion in the form attached hereto as Schedule 1 to the Company. Upon receipt by the Company of the fax copy of a Notice of Conversion from a Holder, the Company or the Company's Attorney (any such confirmation notice by the Company's Attorney shall be binding upon the Company) shall immediately send, via fax, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Company expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Company regarding the conversion. No later than one (1) business day after receipt of such confirmation of receipt to Notice of Conversion the Holder shall surrender or cause to be surrendered to a reputable overnight courier for next business day delivery (two (2) business day delivery if from outside the United States) to the Company, the certificates representing the Preferred Stock being converted (the "Preferred Stock Certificates") accompanied by duly executed stock powers and a copy of the Notice of Conversion (or, in lieu thereof, materials contemplated by Section XIV.B., if applicable).

     C. Delivery of Common Stock Upon Conversion. Upon the delivery of a Notice of Conversion, the Company shall, no later than the later of (a) the third (3rd) business day following the Conversion Date and (b) the day that is the first business day (two (2) business days following delivery if from outside the United States) following the date of delivery of the Preferred Stock Certificates by the Holder in accordance herewith (or satisfaction of the provisions of Section XIV.B, if applicable) (the "Delivery Period"), deliver to the Holder (or at its direction) (x) that number of shares of Common Stock issuable upon conversion of such shares of Preferred Stock being converted and
(y) a certificate representing the number of shares of Preferred Stock not being


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converted, if any. The person or persons entitled to receive shares of Common
Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares at the close of business on the Conversion Date and such shares shall be issued and outstanding as of such date. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program (the "FAST Program"), and further provided that the resale of such shares of Common Stock is covered by a then effective registration statement if required by the FAST Program, upon request of a Holder, the Company shall use its reasonable efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The Company shall use its reasonable efforts to participate in the FAST Program.

     D. Taxes. The Company shall pay any and all taxes (other than transfer taxes) which may be imposed with respect to the issuance and delivery of the shares of Common Stock pursuant to conversion of the Preferred Stock.

     E. No Fractional Shares. No fractional shares of Common Stock are to be issued upon the conversion of Preferred Stock, but the Company shall instead round up to the next whole number the number of shares of Common Stock to be issued upon such conversion.

     F. Conversion Disputes. In the case of any dispute with respect to a conversion, the Company shall promptly issue such number of shares of Common Stock as are not disputed in accordance with Sections IV.A and IV.C hereof. If such dispute involves the calculation of the Conversion Price, the Company shall submit the disputed calculations to an independent accounting firm of national standing, reasonably acceptable to Holder and to the Company, via facsimile within three (3) business days of receipt of the Notice of Conversion. The accounting firm shall audit the calculations and notify the Company and the Holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accounting firm's calculation shall be deemed conclusive, absent manifest error. The Company shall not be liable with respect to penalties or premiums which have accrued or are payable with respect to such shares of Preferred Stock or Common Stock: (a) for the first occurrence in which Company is the non-prevailing party in such a dispute if the Company has a reasonable, good faith basis for such dispute, and (b) in all cases, to the extent that the Holder is the non-prevailing party with respect to specific shares of Preferred Stock or Common Stock which are the subject of such dispute. The Company shall then issue the appropriate number of shares of Common Stock in accordance with Sections IV.A and IV.C hereof.

     G. Limitation on Conversions. The conversion of shares of Preferred Stock shall be subject to the following limitations (each of which limitations shall be applied independently):

          (i) Cap Amount. Prior to Stockholder Approval (as herein defined), in the event that Nasdaq Rule 4460(i) or any successor rule) applies to the Company, unless otherwise permitted


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     by the Nasdaq SmallCap Market, or the Nasdaq National Market System if the
     Common Stock of the Company trades on such market, in no event shall the Company be required to issue more shares of Common Stock upon conversion of the Preferred Stock and the exercise of the Warrants (as defined in the Securities Purchase Agreement) than the maximum number of shares of Common Stock that the Company can without stockholder approval so issue pursuant to such rule or rules (the "Cap Amount"), which, as of the date of initial issuance of shares of Preferred Stock and Warrants, shall be the amount indicated to be the Cap Amount in the officer's certificate delivered pursuant to the Securities Purchase Agreement. The Cap Amount shall be allocated pro-rata to the Holders as provided in Article XIV.C. A Holder's allocable portion of the Cap Amount shall be applicable to both shares of Preferred Stock and Warrants held by it and shall be applied to such Preferred Stock and Warrants on the basis of the time of conversion or exercise, as the case may be, thereof. In the event the Company is prohibited from issuing shares of Common Stock as a result of the operation of this subparagraph (i), the Company shall comply with Article VIII.

          (ii) Five Percent Holdings. Notwithstanding anything to the contrary contained herein, the Preferred Stock shall not be convertible by a Holder to the extent (but only to the extent) that, if convertible by such Holder, such Holder, or any of its affiliates (as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended), would beneficially own in excess of 4.9% of the shares of Common Stock. To the extent the foregoing limitation applies, the determination of whether Preferred Stock shall be convertible (vis-a-vis other securities owned by such Holder) and of which Preferred Stock shall be convertible (as among shares of Preferred Stock) shall be in the sole discretion of the Holder and submission of the Preferred Stock for conversion shall be deemed to be the Holder's determination of whether such Preferred Stock is convertible (vis-a-vis other securities owned by such Holder) and of which shares of Preferred Stock are convertible (as among shares of Preferred Stock), subject to such aggregate percentage limitation. No prior inability to convert Preferred Stock pursuant to this Section shall have any effect on the applicability of the provisions of this Section with respect to any subsequent determination of convertibility. For the purposes of this Section, beneficial ownership and all determinations and calculations, including without limitation, with respect to calculations of percentage ownership, shall be made in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D and G thereunder. The provisions of this Section may be implemented in a manner otherwise than in strict conformity with the terms of this Section with the approval of the Board of Directors of the Company and a Holder: (i) with respect to any matter to cure any ambiguity herein, to correct this subsection (or any portion thereof) which may be defective or inconsistent with the intended 4.9% beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such 4.9% limitation; and (ii) with respect to any other matter, with the further consent of the holders of majority of the then outstanding shares of Common Stock. The provisions of this Section may be waived by any Holder at its election upon not less than sixty-one (61) days prior written notice from such Holder to the Company, including, without limitation, a limited waiver to increase the 4.9% limit herein contained to any other percentage specified by such Holder. The limitations contained in this Section shall apply to a successor Holder of Preferred Stock if, and to the extent, elected by such successor Holder concurrently with its acquisition of such Preferred Stock, such election to be promptly confirmed in writing to the Company (provided no


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     transfer or series of transfers to a successor Holder or Holders shall be used by a Holder to evade the limitations contained herein).

     H. Required Conversion at Maturity. Subject to the limitations set forth in
Section IV.G. and provided all shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock and exercise of all outstanding Warrants (in each case, without giving effect to any limitation on conversion or exercise) are then (i) authorized and reserved for issuance, (ii) registered under the Securities Act of 1933, as amended (the "Securities Act") for resale by all holders of such shares of Preferred Stock and Warrants, (iii) eligible to be traded on either the Nasdaq National Market System, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange, each share of Preferred Stock outstanding on the third (3rd) anniversary of the First Closing (the "Maturity Date") (and any accrued and unpaid Conversion Default Payments), automatically shall be converted into shares of Common Stock on such date in accordance with the conversion formula set forth in Section IV.A (the "Required Conversion at Maturity"), except as to any Holder who elects otherwise in the event that a Bankruptcy Event or Redemption Event has occurred prior to the Maturity Date and shall be continuing as of the Maturity Date; provided, however, that the Maturity Date will be extended for up to ninety (90) days after the third anniversary of the First Closing (the "Extension Period") and the shares of Preferred Stock shall be converted as provided herein at any time during the Extension Period if any failure to satisfy clauses (ii) and (iii) of this sentence are satisfied for a continuous period of at least five (5) trading days during the Extension Period and no Bankruptcy Event or Redemption Event exists at any time during such period. If a Required Conversion at Maturity occurs, the Company and the Holders shall follow the applicable conversion procedures set forth in this Article IV; provided, however, that a Notice of Conversion shall be deemed to be delivered to the Company on the Maturity Date.

               V. RESERVATION OF AUTHORIZED SHARES OF COMMON STOCK

     A. Reserved Amount. The Company shall have authorized and reserved and keep available for issuance not less than ten million 10,000,000 (subject to equitable adjustment for any stock splits, stock dividends, reclassification or similar events) shares of Common Stock (the "Reserved Amount") solely for the purpose of effecting the conversion of the Preferred Stock and the Warrants. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the full conversion of all outstanding Preferred Stock and exercise of the Warrants and issuance of the shares of Common Stock in connection therewith. The Reserved Amount shall be allocated among the Holders as provided in Section XIV.C. Notwithstanding anything to the contrary set forth in this Agreement and notwithstanding the ten (10) and ninety (90) day periods referred to in clause (vi) of Section VIII.A. of this Certificate of Designation, to the extent the Company has authorized and unissued shares of Common Stock which are not reserved for another purpose, such shares shall be used to satisfy conversions of Preferred Stock and exercise of the Warrants and issuance of shares of Common Stock in connection therewith. In addition, during any period in which the Reserved Amount is less than one hundred seventy-five percent (175%) of the number of shares of Common

Stock issuable on five consecutive trading days upon conversion of the outstanding Preferred Stock and exercise of the then outstanding Warrants (in each case without giving effect to any limitation on conversion or exercise thereof), the Company shall not reserve shares of Common Stock for any purposes other than the conversion of the Preferred Stock or the exercise of the Warrant.

     B. Increases to Reserved Amount. Without limiting any other provision of this Article V, if the Reserved Amount for any five (5) consecutive trading days (the last of such five (5) trading days being the "Authorization Trigger Date") is less than one hundred fifty percent (150%) of the number of shares of Common Stock issuable on such trading days upon conversion of the outstanding Preferred Stock and exercise of the then outstanding Warrants (in each case without giving effect to any limitation on conversion or exercise thereof) then the Company shall immediately notify the Holders of such occurrence and shall immediately take all necessary action (including stockholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to one hundred and seventy-five percent (175%) of the number of shares of Common Stock issuable upon conversion of the outstanding Preferred Stock and exercise of all outstanding Warrants (in each case, without giving effect to any limitation on conversion or exercise thereof) (the "Reset Reserved Amount); provided, however, that following the date on which the Company has authorized and reserved and made available for issuance the Reset Reserved Amount, the provisions of this Article V shall be reset and any subsequent Authorization Trigger Date shall occur only if the Reset Reserved Amount for any five (5) consecutive trading days is less than one hundred and fifty percent (150%) of the number of shares of Common Stock issuable on such trading days upon conversion of the outstanding Preferred Stock and the exercise of the then outstanding Warrants (in each case without giving effect to any limitation or conversion or exercise thereof).

                   VI. COMPLIANCE WITH CAP AMOUNT RESTRICTIONS

     A. Share Authorization. The Company shall, on or before each of (a) thirty days following each NASDAQ Trigger Date and (b) unless Stockholder Approval (as herein defined) has already been obtained, the date one hundred twenty (120) days after the date of the First Closing (each such date, a "Proxy Filing Deadline"), prepare and file with the Securities and Exchange Commission an appropriate proxy statement (which complies with U.S. federal securities law) in order to solicit by proxy the authorization by the stockholders of the Company (such stockholder approval, when obtained, being defined as the "Stockholder Approval") of the issuance of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to the terms hereof and the exercise of the Warrants pursuant to the terms thereof in the aggregate in excess of twenty (20) percent of the outstanding shares of Common Stock and to eliminate any prohibitions under the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities on the Company's ability to issue shares of Common Stock in excess of the Cap Amount. The Company shall submit all such matters for which Stockholder Approval is required to its Stockholders for their authorization and approval on or before sixty (60) days after any Proxy Filing Deadline and shall use its best efforts to obtain Stockholder Approval on or before ninety (90) days after such Proxy Filing Deadline.

     B. Obligation to Notify. If at any time a NASDAQ Trigger Date occurs, the Company shall immediately notify the Holders of such occurrence.

                       VII. FAILURE TO SATISFY CONVERSIONS

     A. Conversion Default Payments. If, at any time, (x) a Holder submits a Notice of Conversion (or is deemed to submit such notice pursuant to Section IV.H) and the Company fails for any reason (other than because such issuance would exceed such Holder's allocated portion of the Reserved Amount or the Cap Amount, for which failure the Holders shall have the remedies set forth in
Article VIII) to deliver, on or prior to the expiration of the Delivery Period for such conversion, such number of shares of Common Stock to which such Holder is entitled upon such conversion, or (y) the Company provides notice (including by way of public announcement) to any Holder at any time of its intention not to issue shares of Common Stock upon exercise by any Holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such Holder's allocated portion of the Reserved Amount or the Cap Amount) (each of (x) and (y) being a "Conversion Default"), then the Company shall pay to the affected Holder, in the case of a Conversion Default described in clause (x) above, and to all Holders, in the case of a Conversion Default described in clause (y) above, an amount equal to one thousand dollars ($1,000)for each day such Conversion Default exists until the fifth (5th) business day following the receipt by facsimile by the Company of the Notice of Conversion. If, following the fifth (5th) business day following receipt by facsimile by the Company of the Notice of Conversion, the Company continues to fail for any reason to deliver such shares of Common Stock to which such Holder is entitled upon such conversion, then the Company shall pay to the affected Holder, in the case of a Conversion Default described in clause (x) above, and to all Holders, in the case of a Conversion Default described in clause (y) above, an amount equal to (i) one percent (1%) of the Face Amount of the Preferred Stock with respect to which the Conversion Default exists (which amount shall be deemed to be the aggregate Face Amount of all outstanding Preferred Stock in the case of a Conversion Default described in clause (y) above) for each day such Conversion Default exists (ii) plus any Premium.

     The payments to which a Holder shall be entitled pursuant to this Section VII.A are referred to herein as "Conversion Default Payments." Conversion Default Payments shall be made the fifth (5th) business day following written demand by a Holder for payment therefor and otherwise in accordance with and subject to the provisions of Section XIV.E. "Cure Date" means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Company effects the conversion of the portion of the Preferred Stock submitted for conversion and (ii) with respect to a Conversion Default described in clause
(y) of its definition, the date the Company undertakes in writing to issue Common Stock in satisfaction of all conversions of Preferred Stock in accordance with the terms of this Certificate of Designation (provided the Company in fact thereafter so satisfies such conversions).

     B. Repayment Option. If a Holder has not received certificates for all shares of Common


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Stock on or before the tenth (10th) day after receipt by facsimile by the
Company of the Notice of Conversion for any reason (other than because such issuance would exceed such Holder's allocated portion of the Reserved Amount or the Cap Amount, for which failure the Holders shall have the remedies set forth in Article VIII, or because such Holder has failed to meet the requirements of
Section IV.B which require the delivery of certificates or the satisfaction of
Section XIV.B), then the affected Holder in the case of a Conversion Default of the type described in clause (x) of Section VII.A, and all Holders, in the case of a Conversion Default of the type described in clause (y) of Section VII.A, shall have the option (the "Repayment Option"), exercisable within thirty (30) days from the date upon which the Company is in full compliance with this Certificate of Designation, including, without limitation, payment of all Conversion Default Payments and payment of any and all damages owed to Holder, by delivery of a written notice to the Company (the "Repayment Option Notice"), to receive repayment, in cash, of all of the shares of Preferred Stock held by such Holders, in the case of a Conversion Default described in clause (y) of
Section VII.A above, or any of the shares of Preferred Stock which are subject to a Conversion Default held by such Holders, in the case of a Conversion Default described in clause (x) of Section VII.A above, at a price per share of one hundred and fifty percent (150%) of the Face Amount of the Preferred Stock plus any accrued penalties pursuant to Section VII.A to the date of such repayment; provided, however, that if prior to the date of delivery to the Company of a Repayment Option Notice and no later than seven (7) days from the expiration of the Delivery Period, the Holder receives certificates for all shares of Common Stock, then the Repayment Option with respect to such Holder shall be suspended until such time as Holder again has not received certificates for all shares of Common Stock on or before the tenth (10th) day after receipt by facsimile by the Company of the Notice of Conversion for any reason (other than because such issuance would exceed such Holder's allocated portion of the Reserved Amount or the Cap Amount, for which failure the Holders shall have the remedies set forth in Article VIII). A Holder shall provide the Company written notification indicating any amounts payable to such Holder pursuant to this
Section VII.B. Such payments shall be made within five (5) business days of the Company's receipt of such notice and otherwise in accordance with and subject to the provisions of Section XIV.


                     VIII. REDEMPTION DUE TO CERTAIN EVENTS

     A. Redemption Events. A "Redemption Event" means any one of the following:

          1.1 the Common Stock (or any portion thereof) is suspended from trading on any of, or is not listed (and authorized) for trading on any of, the Nasdaq National Market System, the Nasdaq SmallCap Market, the American Stock Exchange, or the New York Stock Exchange for an aggregate of five (5) trading days in any nine (9) month period;

          1.2 the Company fails, and any such failure continues uncured for ten
     (10) days after the Company has been notified thereof in writing by the Holder, to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holders of Preferred Stock or Warrants upon conversion of the Preferred Stock or Warrants (as the case may be) as and when required by this Certificate of Designation, the Securities Purchase Agreement, dated contemporaneously herewith, by and among the Company and the other signatories thereto (the "Securities Purchase Agreement"), or the Registration Rights Agreement, dated contemporaneously herewith, by and among the Company and the other signatories thereto (the "Registration Rights Agreement"), it being understood and agreed that the provisions of this Certificate of Designation and such agreements with respect to the removal of restrictive legends shall be strictly construed in accordance with the requirements thereof;

          1.3 the Company materially breaches any material covenant or other material term of this Certificate of Designation, the Securities Purchase Agreement, the Warrants or the Registration Rights Agreement and such breach continues for a period of ten (10) business days after written notice thereof to the Company and no remedy is otherwise available under this Article VIII other than pursuant to this paragraph VIII(A)(iii);

          1.4 any representation or warranty of the Company made in any agreement, statement or certificate given in writing in connection with the issuance of the Preferred Stock (including, without limitation, the Warrants, the Securities Purchase Agreement or the Registration Rights Agreement), shall be false or misleading in any material respect when made and the breach of which has had or could reasonably be expected to have a material adverse effect on the Company or on the Holder with respect to its investment in shares of Preferred Stock or Warrants or shares of Common Stock issuable upon conversion of the Preferred Stock or upon exercise of the Warrants;

          1.5 the Registration Statement required to be filed by the Corporation pursuant to the Registration Rights Agreement, has not been filed within thirty (30) days of the First Closing or has not been declared effective by the one hundred and eightieth (180th) day following the First Closing or such Registration Statement, after being declared effective, cannot be utilized by the Holders of Preferred Stock and the Warrants for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement) for a period of eight (8) consecutive business days or for an aggregate of more than twenty (20) days in any twelve month period;

          (vi) the Company fails to increase the Reserved Amount: (A) within ten
     (10) days following an Authorization Trigger Date if such increase requires solely approval of the Company's Board of Directors, or (B) within ninety
     (90) days following an Authorization Trigger Date if such increase requires approval of the Company's shareholders;

          (vii) the Company fails to eliminate the Cap Amount prohibitions set forth herein within ninety (90) days following any Proxy Filing Deadline;

          (vii) the Company fails to obtain the effectiveness of any amendment to an existing registration statements within ten (10) business days or of any new registration statement within twenty (20) business days following a Registration Trigger Date (as defined in the Registration Rights Agreement) as required by Section 2.3 of the Registration Rights Agreement; or

          (ix) If, prior to the first anniversary of the date of the First Closing, Dr. Haim Aviv ceases to hold the position of Chairman and Chief Executive Officer of the Company, other than for reasons which are not under his or the Company's control.

     B. Redemption By Holder. Upon the occurrence of a Redemption Event (other than a Redemption Event set forth in clause (iii) of Section VIII.A. above which has been cured by the Company), each Holder shall have the right to elect at any time and from time to time by delivery of a Redemption Notice (as defined herein) to the Company to require the Company to purchase for cash for an amount per share equal to the Redemption Amount (as defined herein), (i) in the case of a Redemption Event described in clause (i) through (iii) or (ix), any or all of the then outstanding shares of Preferred Stock held by such Holder, (ii) in the case of a Redemption Event described in clause (vi), a portion of the Holder's Preferred Stock such that, after giving effect to such purchase, the Holder's allocated portion of the Reserved Amount exceeds one hundred and seventy-five percent (175%) of the total number of Common Stock issuable to such Holder upon conversion of its Preferred Stock and exercise of its Warrants (in each case without giving effect to any limitation on conversion or exercise with respect thereto), (iii) in the case of a Redemption Event described in clause (vii), a portion of the Holder's Preferred Stock such that, after giving effect to such purchase, the Holder's allocated portion of the Cap Amount exceeds one hundred and fifty (150%) of the total number of Common Stock issuable to such Holder upon conversion of its Preferred Stock and exercise of its Warrant (in each case without giving effect to any limitation on conversion or exercise with respect thereto) and (iv) in the case of a Redemption Event described in clause (viii), a portion of the Holder's Preferred Stock such that, after giving effect to such purchase, the Holder's allocated portion of the Registrable Securities (as defined in the Registration Rights Agreement) exceeds one hundred and seventy-five percent (175%) of the total number of shares of Common Stock issuable to such Holder upon conversion of its Preferred Stock and exercise of its Warrants (in each case without giving effect to any limitation on conversion or exercise with respect thereto).

     C. Definition of Redemption Amount. The "Redemption Amount" with respect to a share of Preferred Stock means an amount equal to the greater of (i) 1.2 times the aggregate Face Amount of the Preferred Stock for which a demand is being made and (ii) an amount determined by the following formula:


                         Face Amount + Premium + Penalty
                         -----------   -------   -------
                               X          M        C P

    where:

               "CP" means the Conversion Price in effect on the date of the Redemption Notice; and

               "M" means the average of the closing bid price of the Company's Common Stock during the period beginning on the date of the Redemption Notice and ending on the date of the redemption, as reported on the principal securities exchange or trading market on which the Common Stock is traded.

               "Penalty" means the Conversion Default penalty referred to in
          Section VII.A.

     D. Redemption Defaults. The Company shall pay a Holder the Redemption Amount, in cash, with respect to each share of Preferred Stock which is subject to a written notice electing such redemption (a "Redemption Notice") within five
(5) business days of the Company's receipt of such Redemption Notice. In the event the Company is not able to purchase all of the shares of Preferred Stock subject to Redemption Notices, the Company shall redeem shares of Preferred Stock from each Holder pro rata, based on the total number of shares of Preferred Stock included by such Holder in the Redemption Notice relative to the total number of shares of Preferred Stock in all of the Redemption Notices; provided the foregoing shall not be deemed to limit the Company's obligation to purchase shares of Preferred Stock hereunder.

     E. Additional Cap Amount Remedies. Upon a Redemption Event described in clause (vii) of Section VIII.A, which is not cured by the Company within thirty
(30) days (after taking into account the ninety (90) day period provided for therein), any Holder who is so prohibited from converting its Preferred Stock may, notwithstanding the Cap Amount or restrictions with respect thereto, elect any one or more of the following: (i) require, with the consent of the Majority Holders (including any shares of Preferred Stock held by the requesting Holder), the Company to terminate the listing of its Common Stock on the Nasdaq SmallCap Market and, at such Holders' election, to list the Common Stock on the over-the-counter electronic bulletin board; and (ii) require the Company to issue shares of Common Stock in accordance with such holder's Notice of Conversion at a conversion price equal to the Conversion Price in effect on the date of the Holder's written notice to the Company of its election to receive shares of Common Stock pursuant to this subparagraph (ii); or (iii) require the Company to issue shares of Common Stock in accordance with such holder's Notice of Conversion but at a Conversion Price equal to the Closing Bid Price on the day before the date of the Holder's written notice to the Company of its election to receive shares of Common Stock pursuant to this subparagraph.

     F. Redemption at Company's Option.

     (a) So long as no Redemption Event shall have occurred and provided the Company is not in material violation of its obligations under the Securities Purchase Agreement, the Registration Rights Agreement, the Pharmos Corporation Stock Purchase Warrants, or this Certificate, then the Company shall have the right to redeem ("Redemption at Company's Election") all or any portion of the then outstanding Preferred Stock (other than Preferred Stock which is the subject of a Notice of Conversion delivered prior to the delivery date of the Optional Redemption Notice (as herein defined)) for the Optional Redemption Amount (as herein defined), which right shall be exercisable in accordance with the provisions of this Section VIII.F at any time prior to the Maturity Date or, if applicable, at any time prior to the last day of the Extension Period, but in any event only if and so long as the Redemption Condition is satisfied on the date the Company delivers the Optional Redemption Notice. The Redemption at Company's Election may only be exercised by the Company for Optional Redemption Amounts in increments of One Million Dollars ($1,000,000) by delivery of an Optional Redemption Notice in accordance with the redemption procedures set forth below; provided, however, that the Redemption at Company's Election may be exercised for smaller amounts in the event of the Company's redemption of all of the outstanding Preferred Stock. Any Redemption at Company's Election pursuant to this Section VIII.F shall be made ratably among Holders in proportion to the amount of Preferred Stock then outstanding. Holders may convert all or any part of their Preferred Stock selected for redemption hereunder into Common Stock at the Conversion Price by delivering a Notice of Conversion to the Company at any time prior to the Effective Time of Redemption (as herein defined).

     (i) The "Optional Redemption Amount" means an amount equal to the number of shares of Preferred Stock being redeemed multiplied by:

                                   1.2 x A x M
                                   -----------
                                       CP

          where:

          "A" means the Face Amount + Premium + Penalty with respect to such shares of Preferred Stock being redeemed

          "CP" means the Conversion Price in effect on the delivery date of the Optional Redemption Notice; and,

          "M" means the average Closing Bid Price of the Company's Common Stock during the ten consecutive trading day period ending on the day immediately preceding the date on which the Optional Redemption Notice is delivered to Holder.

     (ii) The "Redemption Condition" shall be satisfied if the average Closing Bid Price equals 200% or more of the Closing Bid Price on the date of the First Closing (as defined in the Securities Purchase Agreement) for the ten (10) consecutive days immediately prior to the date the Company delivers the Optional Redemption Notice.

     (b) The Company shall effect the Redemption at Company's Election under this Section VIII.F by giving at least ten (10) business days prior written notice (the "Optional Redemption Notice"), of the date on which such redemption is to become effective (the "Effective Time of Redemption") to Holders of Preferred Stock selected for redemption at the address and facsimile number of such Holder appearing in the Company's register for the Preferred Stock. The Optional Redemption Notice shall indicate the shares of Preferred Stock selected for redemption and the Optional Redemption Amount. The Optional Redemption Notice shall be deemed to have been delivered to a Holder: (i) if such fax is received by such holder on or prior to 3:00 p.m. Chicago time, on the time and date of transmission of Company's fax; and (ii) if such fax is received by Holder after 3:00 p.m. Chicago time, on the next business day following the date of transmission of

Company's fax; provided that, for any notice required under this subsection VIII.F(b) to be valid, a copy of such notice must be sent to the Holders on the same day by overnight courier.

     (c) The Company may not deliver an Optional Redemption Notice to a Holder unless on or prior to the date of delivery of such Optional Redemption Notice, the Company shall have deposited with an escrow agent reasonably satisfactory to such Holder, as a trust fund, cash sufficient in amount to pay all amounts to which Holders are entitled upon such redemption pursuant to subsection (a) of this Section VIII.F, with irrevocable instructions and authority to such escrow agent to complete the redemption thereof in accordance with this Section VIII.F. Any Optional Redemption Notice delivered in accordance with the immediately preceding sentence shall be accompanied by a statement executed by a duly authorized officer of the escrow agent, certifying the amount of funds which have been deposited with such transfer agent or escrow agent and that the transfer agent or escrow agent has been instructed and agrees to act as redemption agent hereunder.

     (d) The Optional Redemption Amount shall be paid to each Holder whose Preferred Stock is being redeemed at the Effective Time of Redemption; provided, however, that the Company shall not be obligated to deliver any portion of the Optional Redemption Amount to a Holder until either such Holder delivers the Preferred Stock being prepaid to the office of the Company or the transfer agent as provided in this subsection, or such Holder notifies the Company or the transfer agent that such Preferred Stock has been lost, stolen or destroyed and delivers documentation in accordance with Section XIV.B hereof. Notwithstanding anything herein to the contrary, in the event that the shares of Preferred Stock being redeemed are not delivered to the Company or the transfer agent, the redemption of the Preferred Stock pursuant to this Section VIII.F shall still be deemed effective as of the Effective Time of Redemption and the Optional Redemption Amount shall be paid to each Holder whose Preferred Stock is being redeemed by 5:00 p.m., Chicago time, on the next business day following the date on which the shares of Preferred Stock are actually delivered to the Company or the transfer agent.

     (e) If the Company fails to pay, when due and owing, any Optional Redemption Amount, then each Holder entitled to receive such Optional Redemption Amount shall have the right, at any time and from time to time, to require the Company, upon written notice, to immediately convert (in accordance with the terms of Section VIII.E) any or all of the Preferred Stock which is the subject of Redemption at Company's Election into shares of Common Stock at the lowest Conversion Price in effect during the twenty (20) consecutive trading days following the Effective Time of Redemption.


                             IX. RANK; PARTICIPATION

     A. Rank. All shares of the Preferred Stock shall rank (i) prior to the Common Stock; (ii) pari passu with all shares of the Company's Series B Preferred Stock, prior to any other class of Capital Stock of the Company now outstanding and prior to any class or series of capital stock of the Company hereafter created (collectively, with the Common Stock, "Junior Securities"); (iii) pari passu with any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, on parity with the Preferred Stock (the "Pari Passu Securities"); and (iv) junior to any class or series of capital stock of the Company hereafter created (with the consent of the Holders obtained in accordance with Article XIII hereof, provided that no such consent shall be required from and after the date on which less than five percent (5%) of the originally issued Preferred Stock remains outstanding) specifically ranking, by its terms, senior to the Preferred Stock (the "Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

     B. Participation. Subject to the rights of the holders (if any) of Pari Passu Securities and Senior Securities, the Holders shall, as Holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted such Preferred Stock into Common Stock (without regard to any limitations on conversion herein or elsewhere contained) and had such Common Stock been issued on the day before the record date for said dividend or distribution. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

                            X. LIQUIDATION PREFERENCE

     A. Liquidation of the Company. If a Bankruptcy Event shall occur and, on account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up (a "Liquidation Event"), no distribution shall be made to the Holders of any shares of capital stock of the Company (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders shall have received the Liquidation Preference (as herein defined) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders and holders of Pari Passu Securities shall be insufficient to permit the payment to such Holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

     B. Certain Acts Not a Liquidation. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other entity nor the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

     C. Definition of Liquidation Preference. The "Liquidation Preference" with respect to a share of Preferred Stock means an amount equal to the Face Amount thereof plus the Premium with respect thereto plus any other amounts that may be due from the Company with respect thereto through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the charter of the Company.

          XI. ADJUSTMENTS TO THE CONVERSION PRICE; CERTAIN PROTECTIONS

     The Conversion Price shall be subject to adjustment from time to time as follows:

          A. Stock Splits, Stock Dividends, Etc. If at any time on or after the First Closing, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased.

          B. Certain Public Announcements. In the event that (i) the Company makes a public announcement that it intends to consolidate or merge with any other entity (other than a merger in which the Company is the surviving or continuing entity and its capital stock is unchanged and there is no distribution thereof)) or to sell or transfer all or substantially all of the assets of the Company or (ii) any person, group or entity (including the Company) publicly announces a tender offer in connection with which such person, group or entity seeks to purchase 50% or more of the Common Stock (the date of the announcement referred to in clause (i) or (ii) of this paragraph is hereinafter referred to as the "Announcement Date"), and in either such event only if twenty percent (20%) or more of the originally issued Preferred Stock is then outstanding, then the Conversion Price shall, effective upon the Announcement Date and continuing through the consummation of the proposed tender offer or transaction or the Abandonment Date (as defined below), be equal to the lesser of (x) the Conversion Price calculated as provided in Article IV and (y) the Conversion Price which would have been applicable for Conversion occurring on the Announcement Date. From and after the Abandonment Date, as the case may be, the Conversion Price shall be determined as set forth in Article IV. The "Abandonment Date" means with respect to any proposed transaction or tender offer for which a public announcement as contemplated by this paragraph has been made, the date which is seven (7) trading days after the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer which causes this paragraph to become operative.

          C. Major Transactions. If the Company shall consolidate with or merge into any corporation as to which (a) the common stock or other securities to be issued to the Company's holders of Common Stock (the "Exchange Securities") are not publicly traded, (b) the average daily trading volume of the Exchange Securities reported by Bloomberg during the ninety (90) day period ending on the date on which such transaction is publicly disclosed is less than five hundred thousand dollars ($500,000) per day, or (c) the historical one hundred day volatility of the Exchange Securities reported by Bloomberg during the period ending on the date on which such transaction is publicly disclosed is less than sixty percent (60%) (a "Major Transaction"), then each Holder shall thereafter be entitled to receive consideration, in exchange for each share of Preferred Stock held by it, equal to the greater of, as determined in the sole discretion of such Holder: (i) the number of shares of stock or securities or property of the Company, or of the entity resulting from such Major Transaction (the "Major Transaction Consideration"), to which a Holder of the number of shares of Common Stock delivered upon conversion of such shares of Preferred Stock would have been entitled upon such Major Transaction had the Holder exercised its right of conversion (without regard to any limitations on conversion herein or elsewhere contained) on the trading date immediately preceding the public announcement of the transaction resulting in such Major Transaction and had such Common Stock been issued and outstanding and had such Holder been the holder of record of such Common Stock at the time of the consummation of such Major Transaction, and (ii) 125% of the Face Amount of such shares of Preferred Stock in cash; and the Company shall make lawful provision therefor as a part of such Major Transaction. No sooner than ten (10) business days nor later than five (5) business days prior to the consummation of the Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice ("Notice of Major Transaction") to each Holder, which Notice of Major Transaction shall be deemed to have been delivered one (1) business day after the Company's sending such notice by fax (provided that the Company sends a confirming copy of such notice on the same day by overnight courier) of such Notice of Major Transaction. Such Notice of Major Transaction shall indicate the amount and type of the Major Transaction Consideration which such Holder would receive under clause (i) of this Section XI.B. If the Major Transaction Consideration does not consist entirely of United States currency, such Holder may elect to receive United States currency in an amount equal to the value of the Major Transaction Consideration in lieu of the Major Transaction Consideration by delivering notice of such election to the Company within five (5) business days of the Holder's receipt of the Notice of Major Transaction.

          D. [Intentionally Deleted].

          E. Purchase Rights. If at any time after the First Closing, subject to the limitations contained herein, the Company issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "Distributed Items") pro rata to the record holders of any class of Common Stock, then the Holders will be entitled to acquire, upon the terms applicable to such Distributed Items, the aggregate Distributed Items which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Stock (without regard to any limitations on conversion or exercise herein or elsewhere contained) immediately before the date on which a record is taken for the grant, issuance or sale of such Distributed Items, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Distributed Items.

          F. Notice of Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Article XI, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Preferred Stock.

                               XII. VOTING RIGHTS

     The holders of Preferred Stock shall have no voting power whatsoever, except as otherwise provided by applicable law.

     Notwithstanding the above, the Company shall provide each Holder with prior notification of any meeting of the stockholders (and copies of proxy materials and all other information sent to stockholders). If the Company takes a record of its stockholders for the purpose of determining stockholders entitled to (a) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (b) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Company, the Company shall mail a notice to each Holder, at least twenty
(20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

     To the extent that under applicable law the vote of the holders of the Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the shares of the Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Majority Holders (except as otherwise may be required by applicable law shall constitute the approval of such action by the class. To the extent that under applicable law Holders are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible at the lower of the Fixed Conversion Price or the Variable Conversion Price then in effect (without giving effect to any limitation on conversion with respect thereto) using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated.

                           XIII. PROTECTION PROVISIONS

     The Company shall not, without first obtaining the approval of the Majority Holders and, to the extent their interests may be adversely affected, each initial Holder of Preferred Stock: a. alter or change the rights, preferences or privileges of the Preferred Stock; b. alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Preferred Stock; c. create any Senior Securities; d. increase the authorized number of shares of Preferred Stock; e. redeem (other than shares of Common Stock, or options or rights to acquire Common Stock, purchased from employees or directors of the Company pursuant to any stock option or other equity incentive plan adopted by the Company prior to the date of the First Closing or adopted by the Company in the good faith business judgment of the Board of Directors after the date of the First Closing), or declare or pay any cash dividend or distribution on, any Junior Securities; or (g) do any act or thing not authorized or contemplated by this Certificate of Designations which would result in any taxation with respect to the Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended (or otherwise suffer to exist any such taxation as a result thereof).

                               XIV. MISCELLANEOUS

     A. Cancellation of Preferred Stock. If any shares of Preferred Stock are converted pursuant to Article IV, the shares so converted shall be canceled, shall return to the status of authorized but unissued preferred stock of no designated series, and shall not be issuable by the Company as Preferred Stock.

     B. Lost or Stolen Certificates. Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity (or bond, in cases in which the Holder actually received the original or replacement certificate for such Preferred Stock from the Company) reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the Holder contemporaneously requests the Company to convert such Preferred Stock.

     C. Allocation of Cap Amount and Reserved Amount. The initial Cap Amount and Reserved Amount shall be allocated to the Holders in the same proportion as the number of shares of Preferred Stock held by such Holder bears to the aggregate number of outstanding shares of Preferred Stock. Each increase to the Cap Amount or Reserved Amount shall be allocated pro rata among the Holders based on the number of shares of Preferred Stock held by each Holder at the time of the increase in the Cap Amount or Reserved Amount, as the case may be. In the event a Holder shall sell or otherwise transfer any of such Holder's shares of Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Cap Amount and Reserved Amount. Any portion of the Cap Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Preferred Stock shall be allocated to the remaining Holders, pro rata based on the number of shares of Preferred Stock then held by such Holders. In the event the application of the Cap Amount or the Reserved Amount would prevent the conversion of a portion of the Preferred Stock or the exercise of a portion of the Warrants, each Holder may determine in the sole exercise of its discretion, subject to the provisions of this Certificate of Designation, whether and in what amounts Preferred Stock will be converted or whether and in what amounts Warrants will be exercised.

     D. Statements of Available Shares. Upon request, the Company shall deliver to each Holder a written report notifying the Holders of any occurrence which prohibits the Company from issuing Common Stock upon any such conversion. The report shall also specify (i) the total number of shares of Preferred Stock outstanding as of the date of the request, (ii) the total number of shares of Common Stock issued upon all conversions of Preferred Stock through the date of the request, (iii) the total number of shares of Common Stock which are reserved for issuance upon conversion of the Preferred Stock as of the date of the request, and (iv) the total number of shares of Common Stock which may thereafter be issued by the Company upon conversion of the Preferred Stock before the Company would exceed the Cap Amount and Reserved Amount. The Company shall, within five (5) days after delivery to the Company of a written request by any Holder, provide all of the information enumerated in clauses (i) - (v) of this Section XIV.D and make public disclosure thereof if such information would constitute material nonpublic information.

     E. Payment of Cash; Defaults. Whenever the Company is required to make any cash payment to a Holder under this Certificate of Designation (as a Conversion Default Payment, Redemption Amount or otherwise), such cash payment shall be made to the Holder by the method ( by certified or cashier's check or wire transfer of immediately available funds) elected by such Holder. If such payment is not delivered when due (any such amount not paid when due being a "Default Amount") such Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) or the highest interest rate permitted by applicable law until such amount is paid in full to the Holder. In addition, and notwithstanding anything to the contrary contained in this Certificate, a Holder may elect in writing to convert all or any portion of accrued Default Amounts, at any time and from time to time, into Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the default with respect thereto through the cure date for such default. In the event that a Holder elects to convert all or any portion of the Default Amounts into Common Stock, the Holder shall so notify the Company on a Notice of Conversion of such portion of the Default Amounts which such Holder elects to so convert and such conversion shall otherwise be effected in accordance with the provisions of, and subject to limitations contained in,
Article IV.

     F. Status as Stockholder. Upon submission of a Notice of Conversion by a Holder of Preferred Stock, the shares covered thereby shall be deemed converted into shares of Common Stock and the Holder's rights as a Holder of such converted shares of Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock on or before the tenth
(10th) business day after the expiration of the Extended Delivery Period with respect to a conversion of Preferred Stock for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock) the Holder shall regain the rights of a holder of Preferred Stock with respect to such unconverted shares of Preferred Stock and the Company shall, as soon as practicable, return such unconverted shares to the Holder. In all cases, the Holder shall retain the right to elect between or among any of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section VII.A to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right with respect to conversions in accordance with Section XIV.E, to the extent applicable) for the Company's failure to convert Preferred Stock.

     G. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to actual damages for any failure by the Company to comply with the terms of this Certificate of Designation (including, without limitation, damages incurred to effect "cover" of shares of Common Stock anticipated to be received upon a conversion hereunder but not received in accordance with the terms hereof); provided, however, that in the event that an action is brought by a Holder or by the Company in connection herewith the non-prevailing party shall pay the costs (including, without limitation, reasonable attorney's fees and expenses) incurred by the other party(ies) to such action. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Preferred Stock and that the remedy at law for any such breach may he inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     H. Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all Purchasers and shall not be construed against any person as the drafter hereof.

     I. Failure or Indulgence Not Waiver. Except as otherwise explicitly set forth in this Certificate of Designation, no failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, not shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                                   Schedule 1

                              NOTICE OF CONVERSION

To: Pharmos Corporation
    33 Wood Avenue South
    Iselin, New Jersey 08330
    Telecopy: [(732) 603-3526]
    Attn: Chief Financial Officer

The undersigned hereby irrevocably elects to convert shares of Series C Preferred Stock (the "Conversion"), represented by stock certificate Nos(s). (the "Preferred Stock Certificates") into ordinary shares of common stock ("Common Stock") of Pharmos Corporation (the "Company") according to the terms and conditions of the Certificate of Designations, Preferences and Rights of Series C Convertible Participating Preferred Stock (the "Certificate of Designation"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series C Convertible Participating Preferred Stock shall be made pursuant to the registration of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

The following paragraphs are only effective if the applicable box is checked:

     The undersigned hereby requests that the Company electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned's Prime Broker (which is ) with DTC through its Deposit Withdrawal Agent Commission System.

     The undersigned hereby requests foreign delivery of the Common Stock to the address indicated below.

                                      Date of Conversion:

                                      Applicable Conversion Price:

                                      Amount of Accrued and Unpaid Premium on
                                      the Face Amount to be converted, if any:

                                      Amount of Conversion Default Payments to be Converted, if any:

                                      Number of Shares of Common Stock to be
                                      Issued:

                                      Signature:

                                      Name:

                                      Address:

Ehrenreich, Eilenberg, Krause & Zivian, LLP
11 East 44th Street
17th Floor
New York, NY 10017
Attention: Adam Eilenberg, Esq.
Facsimile No.: (212) 986-2399